Exhibit 10.2

AMENDMENT TO AGREEMENT

AMENDMENT TO AGREEMENT dated November 25, 2008, between AM Oil Resources & Technology, Inc. formerly Aventerra Explorations, Inc. hereinafter collectively referred to as “Buyer” and AM Oil Resources & Technology Inc., a California corporation, hereinafter collectively referred to as "Seller”.

WHEREAS, the parties desire to amended the agreement entered into between them on November 25, 2008 (the “Agreement”);

WHEREAS, the parties have not completed the performance of all of the terms and conditions of said Agreement; and,

WHEREAS, the parties desire to now amend said Agreement in order to modify certain terms of the Agreement

NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed that the Agreement dated the 25th day of November 2008 is amend in the following particulars:

Section 2.1 of the Agreement is deleted in its entirety and the following is substituted therefore:

Section 2.1 Purchase Price

As consideration for the Assets and the covenants and agreements of the Seller made herein, the Buyer shall pay the following:

i)

$500,000 cash paid directly to the Seller or their designee over the course of the next 3 years, with $20,000 payable on the last day of every month for twenty-five (25) months beginning April 30, 2009 and ending on April 30, 2011..

ii)

The Buyer will be allowed a customary thirty (30) business day grace period for each monthly payment. The total cash compensation of $500,000 may be paid at any time prior to April 30, 2011 at the discretion of Buyer.

iii)	The parties acknowledge that 30,000,000 restricted shares of common stock have been issued as agreed upon by the parties.

All other provisions of the Agreement dated the 25th day of November 2008 shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment to Agreement has been duly executed by the parties this _____day of March 2009.

Buyer

AM OIL RESOURCES & TECHOLOGY INC.,
formerly Aventerra Explorations, Inc.:

BY: KEITH A. JOHNSON
Keith A. Johnson, President

Seller
AM OIL RESOURCES & TECHNOLOGY INC.

BY: ANTHONY MILLER
Anthony Miller, President